UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2022 (February 18, 2022)

Stone Point Credit Corporation

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	814-01375	85-3149929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20 Horseneck Lane

Greenwich, Connecticut 06830

(Address of Principal Executive Offices, Zip Code)

(203) 862-2900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

Distributions

On December 20, 2021, Stone Point Credit Corporation (the “Company”) disclosed that the Board of Directors of the Company declared a distribution of $0.32 per share with respect to the Company’s common stock. The distribution was paid on December 22, 2021 to shareholders of record on December 20, 2021.

On February 18, 2022, the Company disclosed the below information.

The above distribution represented an annualized distribution yield of approximately 8.8%(1).

Portfolio & Investment Activity

For the three months ended December 31, 2021, the Company made new investment commitments of approximately $737 million. New investment commitments were made across 17 new and two existing portfolio companies and were comprised of 93.6% first lien debt, 6.1% second lien debt and 0.3% common equity investments.

For the three months ended December 31, 2021, the principal amount of new investments funded was $632 million. For this period, the Company had $14 million aggregate principal amount in exits and repayments.

As of December 31, 2021, the Company had investments in 40 portfolio companies with aggregate investment commitments of $1.4 billion based on par value and aggregate investments funded of $1.2 billion based on par value. The average investment commitment size in each portfolio company was $35 million based on par value.

As of December 31, 2021, the Company’s funded portfolio based on par value consisted of 87.4% first lien debt, 10.7% second lien debt, 1.7% unsecured notes and 0.2% common equity investments. In addition, approximately 98.3% of the Company’s debt investments based on par value were at floating rates.

As of December 31, 2021, the weighted average yield to maturity on funded debt and other income producing investments was 7.2% (2).

As of December 31, 2021, the Company did not have any investments on non-accrual status.

(1) Based on the distribution declared by the Company during the quarter ended December 31, 2021. Annualized distribution yield is calculated as annualized quarterly declared distribution divided by the weighted average net asset value. Weighted average net asset value is based on net asset value at the beginning of the quarter plus capital called and distributions reinvested during the quarter.

(2) Weighted average yield to maturity is calculated by weighting the yield to maturity of each investment by its funded par amount as of December 31, 2021. Yield to maturity is calculated inclusive of a portfolio company’s spread, reference rate floor (if any) or actual reference rate in effect as of December 31, 2021 and original issue discount through maturity and excludes any upfront fees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stone Point Credit Corporation

Dated: February 18, 2022	By:	/s/ Gene Basov
	Name:	Gene Basov
	Title:	Chief Financial Officer